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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 21, 2011
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

One Market, Spear Tower Suite 2400 San Francisco, California 94105 (Address of principal executive offices) (Zip Code) (415) 267-7000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On September 21, 2011, the Board of Directors of Pacific Gas and Electric Company (“Utility”), a subsidiary of PG&E Corporation, elected Dinyar B. Mistry, currently Vice President and Controller of the Utility and PG&E Corporation, to the additional role of Chief Financial Officer of the Utility, effective October 1, 2011.  Mr. Mistry will take over the role of principal financial officer of the Utility from Sara A. Cherry, who has decided to take a leave of absence from her current position as Vice President, Finance and Chief Financial Officer of the Utility.  Mr. Mistry, 49, will continue to report to Kent M. Harvey, Senior Vice President, Financial Services of the Utility and Senior Vice President and Chief Financial Officer of PG&E Corporation.

During the last five years, Mr. Mistry has held the following positions:

Position	Dates Held

Vice President and Controller of PG&E Corporation and the Utility	Since March 8, 2010
Vice President and Chief Risk and Audit Officer of PG&E Corporation	August 1, 2009 to March 7, 2010
Vice President and Chief Risk and Audit Officer of the Utility	September 16, 2009 to March 7, 2010
Vice President, Internal Auditing/Compliance and Ethics of PG&E Corporation	January 1, 2009 to July 31, 2009
Vice President, Regulation and Rates of the Utility	November 9, 2005 to December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	LINDA Y.H. CHENG
Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

By:	LINDA Y.H. CHENG
Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary

Dated:           September 21, 2011